Execution Copy


                        AMENDMENT NO. 1 to Exhibit 4.5(A)


                  AMENDMENT NO. 1 dated as of November 19, 1997, among SMITHFIELD FOODS, INC., a corporation duly organized and validly existing under the laws of the State of Virginia (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"); each of the lenders that is a signatory hereto (individually, a "Lender" and, collectively, the "Lenders"); and THE CHASE MANHATTAN BANK as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                  The Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent are parties to a 364-Day Credit Agreement dated as of July 15, 1997 (as heretofore modified and supplemented and in effect on the date hereof, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Lenders to the Borrower in an aggregate principal amount not exceeding $50,000,000.

                  The Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

                  Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

                  Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

                  2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

                  2.02. The definition of "Capital Expenditures" in Section 1.01 of the Credit Agreement shall be amended to read as follows:



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                                      - 2 -



                  "Capital Expenditures" means, with respect to any Person, for any period, all expenditures made and liabilities incurred during such period for the acquisition of assets (including any replacement in the ordinary course of business without reduction for sales, retirements or replacements) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years, and shall include all Capital Lease Obligations, but shall not include expenditures made or liabilities incurred during such period for Acquisitions or Investments. The amount of Capital Expenditures in any period shall be calculated without duplication in accordance with GAAP. Notwithstanding the foregoing, with respect to the acquisition of replacement sows by the Borrower or any of its Subsidiaries in the ordinary course of business, the amount included in Capital Expenditures shall be the acquisition cost of such sows, reduced by the proceeds received by the Borrower or any of its Subsidiaries from the sale of the replaced sows.

                  2.03. Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions and inserting the same in the appropriate alphabetical locations:

                  "'Joint Venture' means any Investment by the Borrower or any of its Subsidiaries as a joint venturer or partner in any Person (other than a Subsidiary) principally engaged in a business in which the Borrower and its Subsidiaries are permitted by Section 6.03(b) to be engaged.

                  "'Net Cash Proceeds' means the aggregate cash proceeds received by the Borrower from its issuance of the Senior Subordinated Notes, net of transaction fees, costs and expenses incurred by the Borrower in connection with such issuance."

                  "'Senior Subordinated Notes' means senior subordinated notes issued by the Borrower prior to December 31, 1998 having the material terms and conditions set forth in the offering memorandum relating thereto, a copy of which has been furnished to the Lenders prior to November __, 1997, and any additional series of senior subordinated notes issued by the Borrower at the same rate of interest, and having substantially the same material terms and conditions, as such senior subordinated notes on or before the first anniversary of the date of issuance of such senior subordinated notes, as the same shall, subject to


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                                      - 3 -



         Section 6.14, be modified and supplemented and in effect from time to time."

                  2.04. Sections 6.04(b), (c) and (e) of the Credit Agreement shall be amended to read as follows:

                  "(b) Investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries and Investments by the Borrower existing on the date hereof described in Part B of Schedule 3.14;"

                  "(c) Investments made by the Borrower in any Subsidiary and made by any Subsidiary in the Borrower or any other
         Subsidiary;"

                  "(e) Investments constituting Acquisitions or Joint Ventures permitted by Section 6.12(f);"

                  2.05. The proviso contained in Section 6.08 of the Credit Agreement shall be amended by (a) substituting a comma for "and" immediately preceding clause (vi) thereof and (b) adding a new clause (vii) thereto reading as follows:

         "and (vii) clause (a) of the foregoing shall not apply to any requirement that obligations of the Borrower or its Subsidiaries, as the case may be, that are pari passu or subordinated in right of payment to the Senior Subordinated Notes or the guaranties by Subsidiaries of the Borrower in respect thereof, as the case may be, may not be secured unless the Senior Subordinated Notes and/or such guaranties are at least equally and ratably secured"

                  2.06. Section 6.12(c) of the Credit Agreement shall be amended to read as follows:

                  "(c) The Borrower will not permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth on any date to be more than the ratio set forth below opposite the period during which such date falls:

                           Period                               Ratio
                           ------                               -----

                  From the Effective Date through
                    May 2, 1998                               3.50 to 1
                  From May 3, 1998 and thereafter             3.25 to 1

                  2.07. Section 6.12(f) of the Credit Agreement shall be amended to read as follows:



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                                      - 4 -



                  "(f) (1) Except as permitted by Section 6.12(f)(2) below, the Borrower will not permit the sum (without duplication) of (i) Capital Expenditures made by the Borrower and its Subsidiaries in any fiscal year of the Borrower plus (ii) the Aggregate Consideration for all Acquisitions made by the Borrower and its Subsidiaries in such fiscal year plus (iii) an amount (not less than zero) equal to any net increase from the beginning of such fiscal year through the end of such fiscal year in the aggregate amount of Investments in Joint Ventures, to exceed the higher of (x) the sum of Consolidated Net Income plus depreciation for the Borrower and its Subsidiaries for such fiscal year or (y) $100,000,000."

                  (2) The sum (without duplication) of (i) Capital Expenditures made by the Borrower and its Subsidiaries in any fiscal year of the Borrower plus (ii) the Aggregate Consideration for all Acquisitions made by the Borrower and its Subsidiaries in such fiscal year plus
         (iii) an amount (not less than zero) equal to any net increase from the beginning of such fiscal year through the end of such fiscal year in the aggregate amount of Investments in Joint Ventures may exceed the limit established by Section 6.12(f)(1), provided that the aggregate amount of all such excesses permitted by this Section 6.12(f)(2) for all fiscal years of the Borrower shall not exceed the Net Cash Proceeds of the Senior Subordinated Notes received by the Borrower at or prior to the time of determination."

                  2.08. Article VI of the Credit Agreement is hereby amended by adding the following new Section 6.14 and inserting the same in the appropriate numerical location:

                           "SECTION 6.14. Senior Subordinated Notes. If any Default then exists or would result therefrom, the Borrower shall not, and shall not permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the Senior Subordinated Notes, except (subject to the terms of subordination thereof) for regularly scheduled payments of principal and interest in respect thereof required pursuant to the terms) hereof. The Borrower shall not, and shall not permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument


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                                      - 5 -



         or other document evidencing or relating to the Senior Subordinated Notes without the prior consent of the Administrative Agent (with the approval of the Required Lenders) if such modification, supplement or waiver would be adverse in any material respect to the interests of the Borrower, any of its Subsidiaries or any of the Lenders."

                  Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in Article III of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article III to "this Agreement" included reference to this Amendment No. 1.

                  Section 4. Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 hereof shall become effective, as of the date hereof, upon (a) the execution and delivery of this Amendment No. 1 by the Obligors, the Required Lenders and the Administrative Agent and (b) in the case of the effectiveness of the amendment set forth in Section 2.06 hereof, the issuance by the Borrower of the Senior Subordinated Notes referred to in Section
2.03 hereof in an aggregate principal amount of not less than $100,000,000.

                  Section 5. Acknowledgment. The Administrative Agent acknowledges that it has received the projections and certificate referred to in
Section 6.01(f) of the Credit Agreement sufficient to allow the Borrower to issue Senior Subordinated Notes in an aggregate principal amount of up to [$125,000,000] bearing interest at a rate not exceeding 10% per annum.

                  Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.




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                                      - 6 -




                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

                                            SMITHFIELD FOODS, INC.

                                            By_________________________
                                                Name:  Aaron D. Trub
                                                Title:  Vice President,
                                                Secretary and Treasurer

                                            THE SMITHFIELD PACKING COMPANY,
                                             INCORPORATED

                                             By_________________________
                                                 Name:  Aaron D. Trub
                                                 Title:  Secretary

                                             GWALTNEY OF SMITHFIELD, LTD.

                                             By_________________________
                                                  Name:  Aaron D. Trub
                                                  Title:  Secretary

                                             PATRICK CUDAHY INCORPORATED

                                             By_________________________
                                                  Name:  Aaron D. Trub
                                                  Title:  Secretary

                                             JOHN MORRELL & CO.

                                             By_________________________
                                                  Name:  Aaron D. Trub
                                                  Title:  Secretary

                                             LYKES MEAT GROUP, INC.

                                             By_________________________
                                                  Name:  Aaron D. Trub
                                                  Title:  Secretary


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                                      - 7 -



                                             BROWN'S OF CAROLINA, INC.

                                             By_________________________
                                                   Name:  Aaron D. Trub
                                                   Title:  Secretary

                                             HANCOCK'S OLD FASHIONED COUNTRY
                                               HAMS, INC.

                                             By_________________________
                                                    Name:  Aaron D. Trub
                                                    Title:  Secretary


                                             VALLEYDALE FOODS, INC.

                                             By_________________________
                                                    Name:  Aaron D. Trub
                                                    Title:  Secretary

                                             COPAZ PACKING CORPORATION

                                             By_________________________
                                                    Name:  Aaron D. Trub
                                                    Title:  Secretary

                                             SUNNYLAND, INC.

                                             By_________________________
                                                    Name:  Aaron D. Trub
                                                    Title:  Secretary

                                             SMITHFIELD PACKING-LANDOVER, INC.

                                             By_________________________
                                                    Name:  Aaron D. Trub
                                                    Title:  Secretary

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                                      - 8 -




                                             THE CHASE MANHATTAN BANK,
                                               individually and as
                                               Administrative Agent


                                             By_________________________
                                                 Name:
                                                 Title:


                                             COOPERATIEVE CENTRALE RAIFFEISEN -
                                             BOERENLEENBANK B.A. "RABOBANK
                                               NEDERLAND", NEW YORK BRANCH


                                             By_________________________
                                                 Name:
                                                 Title:

                                             By_________________________
                                                 Name:
                                                 Title:


                                             AGRIBANK, FCB



                                             By_________________________
                                                 Name:
                                                 Title:



                                             CREDIT AGRICOLE INDOSUEZ


                                              By_________________________
                                                  Name:
                                                  Title:


                                              By_________________________
                                                  Name:
                                                  Title:

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                                      - 9 -



                                             DG BANK, DEUTSCHE
                                              GENOSSENSCHAFTSBANK,
                                              CAYMAN ISLANDS BRANCH


                                             By_________________________
                                                 Name:
                                                 Title:

                                             By_________________________
                                                 Name:
                                                 Title:

                                              NATIONSBANK, N.A.



                                             By_________________________
                                                 Name:
                                                 Title:


                                             FBS AG CREDIT, INC.



                                             By_________________________
                                                 Name:
                                                 Title:


                                             SUNTRUST BANK, ATLANTA


                                             By_________________________
                                                 Name:
                                                 Title:

                                             By_________________________
                                                 Name:
                                                 Title:



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                                     - 10 -



                                             BANK OF TOKYO-MITSUBISHI TRUST
                                               COMPANY


                                             By_________________________
                                                  Name:
                                                  Title:

                                             DRESDNER BANK AG



                                             By_________________________
                                                   Name:
                                                   Title:



                                             FARM CREDIT SERVICES OF THE
                                              MIDLANDS, PCA


                                             By_________________________
                                                  Name:
                                                  Title:


                                             HARRIS TRUST AND SAVINGS BANK



                                             By_________________________
                                                 Name:
                                                 Title:


                                             SANWA BANK LIMITED


                                             By_________________________
                                                  Name:
                                                  Title:

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                                     - 11 -


                                             THE SUMITOMO BANK, LIMITED,
                                               NEW YORK BRANCH



                                             By_________________________
                                                  Name:
                                                  Title: